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                                                                    Exhibit 10.2
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          MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT



      MORTGAGOR:                   GLIMCHER NORTHTOWN VENTURE, LLC
                                   c/o Glimcher Properties Limited Partnership
                                   20 South Third Street, Columbus, Ohio 43215


      MORTGAGEE:                   NOMURA ASSET CAPITAL CORPORATION
                                   Two World Financial Center, Building B
                                   New York, New York 10281

      THE MAXIMUM PRINCIPAL
      INDEBTEDNESS SECURED BY
      THIS INSTRUMENT IS:          $40,000,000


      DATE:                        As of June 1, 1998

      DRAFTED BY:                  Weil, Gotshal & Manges LLP
                                   767 Fifth Avenue
                                   New York, New York 10153
                                   (212) 310-8000
                                   J. Philip Rosen, Esq.


                                 RECORD AND RETURN TO:

                                 Weil, Gotshal and Manges LLP
                                 767 Fifth Avenue
                                 New York, New York  10153
                                 (212) 310-8000
                                 J. Philip Rosen, Esq.

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         MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
         ---------------------------------------------------------------


         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "MORTGAGE"), is made as of June 1st, 1998, between GLIMCHER NORTHTOWN VENTURE, LLC, a Delaware limited liability company ("MORTGAGOR"), with an address for the transaction of business at c/o Glimcher Properties Limited Partnership, 20 South Third Street, Columbus, Ohio 43215, and NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation ("MORTGAGEE"), having its principal place of business at Two World Financial Center, Building B, New York, New York 10281.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS:

         A. Mortgagor is the owner of fee simple title to that certain parcel of real property located in the County of Anoka, State of Minnesota, and more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "PREMISES"), and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and other improvements now or hereafter located thereon (the "IMPROVEMENTS"); and

         B. Pursuant to that certain Loan Agreement dated as of the date hereof (the "LOAN AGREEMENT"), between Mortgagor and Mortgagee, Mortgagee is making a loan (the "LOAN") to Grantor in the original principal amount of $40,000,000 and Mortgagor has executed that certain Note (as defined in the Loan Agreement) evidencing the Loan (the "NOTE"), which Note is made payable to the order of Mortgagee in the stated in the principal amount of $40,000,000, together with interest thereon, with final payment being due on or before August 30, 2001, the Stated Maturity Date (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement); and

         C. To induce Mortgagee to make the Loan to Mortgagor and to further secure payment of the Note, together with interest thereon, and all other sums due hereunder and under the other Loan Documents, the parties desire to enter into this Mortgage.

         D. Mortgagor and Mortgagee intend these recitals to be a material part of this Mortgage.

         NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, and the mutual covenants herein contained, Mortgagor and Mortgagee hereby agree as follows:
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         THAT, in order to secure the payment of an indebtedness in the principal sum of FORTY MILLION and No/100 Dollars $40,000,000, and all other sums which may or shall become due hereunder or under the Note or any of the other documents evidencing, securing or executed in connection with the Loan (such other documents, including, without limitation, the Loan Agreement and that certain Assignment of Leases and Rents dated as of the date hereof given by Mortgagor to Mortgagee with respect to the Premises (as such assignment may be amended from time to time, the "ASSIGNMENT"), together with the Note and this Mortgage (as any of the same may, from time to time, be modified, amended or supplemented) being hereinafter collectively referred to as the "LOAN DOCUMENTS"), and including the costs and expenses of enforcing any provision of the Note, this Mortgage or any of the other Loan Documents (all such sums being hereinafter collectively referred to as the "DEBT"), and in order to charge with such performance and with such payments the Premises, the Improvements and the other property hereinafter described and the rents, revenues, issues, income and profits thereof, Mortgagor has executed and delivered this Mortgage and MORTGAGOR HAS MORTGAGED, GRANTED, BARGAINED, SOLD, CONVEYED, TRANSFERRED AND ASSIGNED, AND BY THESE PRESENTS DOES HEREBY IRREVOCABLY MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, TRANSFER AND ASSIGN, TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, the Premises and the Improvements, together with all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "MORTGAGED PROPERTY"):

                  (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                  (b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy

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of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "EQUIPMENT"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing and the proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any "security interests" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Equipment is located (the "UNIFORM COMMERCIAL CODE"), superior in lien to the lien of this Mortgage;

                  (c) all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and the Improvements;

                  (d) all current and future leases, rental agreements, occupancy agreements and other agreements of whatever form now or hereafter affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, all or any part of the Premises and the Improvements, including any guaranties, extensions, renewals, replacements or modifications thereof (hereinafter collectively referred to as the "LEASES") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "RENTS"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                  (e) all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements and the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof for damage to the Premises, the Improvements or the Equipment;

                  (f) all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, property management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any

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construction, repair or other work upon the Premises, the Improvements or the
Equipment and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Premises, the Improvements or the Equipment), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Premises, the Improvements or the Equipment, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "INTANGIBLES");

                  (g) all options to purchase and rights of first refusal to purchase and acquire a fee estate, easement interest or other real property right to land, both vacant and improved, adjoining the Premises now or hereafter in effect (hereinafter collectively referred to as the "OPTIONS");

                  (h) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Premises, the Improvements, the Equipment, the Leases, the Intangibles or the Options and to commence any action or proceeding to protect the interest of Mortgagee in the Premises, the Improvements, the Equipment, the Leases, the Intangibles or the Options; and

                  (i) all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto Mortgagee, its successors and assigns, forever, for the purposes and uses herein set forth and Mortgagor hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Mortgaged Property unto Mortgagee, its successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

         AND, for the purpose of further securing the Debt and for the protection of the security of this Mortgage, for so long as the Debt or any part thereof remains unpaid, Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

                               GENERAL PROVISIONS

         1. PAYMENT OF DEBT AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. Mortgagor shall pay the Debt at the time and in the manner provided in the Note, the Loan Agreement, this Mortgage and the other Loan Documents. All the covenants, conditions and agreements contained in the Note, the Loan Agreement and the other Loan

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Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

         2. WARRANTY OF TITLE. Mortgagor hereby warrants that: (a) Mortgagor has good, marketable and insurable title to the Mortgaged Property; (b) Mortgagor has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, grant, bargain, sell, convey, assign and mortgage the Mortgaged Property in the manner and form hereby done or intended; (c) Mortgagor possesses an unencumbered fee simple estate in the Premises and the Improvements and Mortgagor owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage; and (d) this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to those exceptions shown in the title insurance policy insuring the lien of this Mortgage. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Mortgaged Property pursuant to any foreclosure.

         3.       INSURANCE.

                  (a) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall obtain and maintain during the entire term of this Mortgage policies of insurance against loss or damage by fire and lightning and against loss or damage by all other risks and hazards as required and in accordance with the terms and provisions of Section 7.1 of the Loan Agreement.

                  (b) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Mortgagor shall give prompt written notice thereof to Mortgagee. Following the occurrence of a Casualty, Mortgagor, regardless of whether insurance proceeds are available (unless such insurance proceeds have been used to repay the Debt in full), shall promptly proceed to restore, repair, replace or rebuild the Mortgaged Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. All amounts to be paid in connection with a Casualty under such policies shall be governed by the terms and provisions of the Loan Agreement.

         4. PAYMENT OF TAXES, ETC. Subject to Section 5.1(b) of the Loan Agreement, Mortgagor shall pay all taxes, assessments, water rates and sewer rents now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "TAXES"), and all maintenance charges, ground rents, impositions other than Taxes and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged

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Property or any part thereof (the "OTHER CHARGES"), before delinquency, provided, however, that Mortgagor's obligation to directly pay Taxes shall be suspended for so long as Mortgagor complies with the terms and provisions of
Section 7.3 of the Loan Agreement.

         5.       CONDEMNATION.

                  (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding against the Premises or the Improvements or any part thereof (a "CONDEMNATION") and shall deliver to Mortgagee copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Mortgagor, regardless of whether an Award (as hereinafter defined) is available, (unless such Award has been used to repay the Debt in full), shall promptly proceed to restore, repair, replace or rebuild the Mortgaged Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

                  (b) Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("AWARD") for any taking accomplished through a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Mortgage and section 7.1.3(b) of the Loan Agreement. Notwithstanding any taking in connection with a Condemnation by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Condemnation), Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note, the Loan Agreement, this Mortgage and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Mortgagee to expenses of collecting the Award and to discharge of the Debt. Mortgagee shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. All amounts to be paid in connection with a Condemnation shall be governed by the terms and provisions of the Loan Agreement.

         6.       LEASES AND RENTS.

                  (a) Mortgagor does hereby irrevocably, absolutely and unconditionally assign to Mortgagee, its successors and assigns, all of Mortgagor's right, title and interest in and to all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute and unconditional assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment.

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Nevertheless, subject to the terms of this Paragraph, Mortgagee grants to
Mortgagor a license (revocable upon an Event of Default) to operate and manage the Mortgaged Property; provided, however, that all Rents shall be sent to a financial institution acceptable to Mortgagee for deposit into an account designated and established by Mortgagee to secure repayment of the Debt, all in accordance with the terms, covenants and conditions contained in the Loan Agreement. Any Rents collected by Mortgagor shall be held by Mortgagor in trust for the benefit of Mortgagee for use in the payment of the Debt. Upon the occurrence of an Event of Default (as hereinafter defined), the following provision shall apply:

                  (i) ASSIGNMENT OF RENTS AND PROFITS. As additional security for the payment of the Debt and any amounts which Mortgagor is obligated to pay Mortgagee pursuant to the Loan Agreement, Mortgagor hereby assigns the rents and profits from the Mortgaged Premises to Mortgagee (the "ASSIGNMENT OF RENTS"). Mortgagee may enforce the Assignment of Rents upon the occurrence of an Event of Default, as defined in this Mortgage, without regard to waste, adequacy of security or the solvency of the Mortgagor. To enforce the Assignment of Rents, Mortgagee may, at is option, either:

         (A) Apply to a Minnesota District Court for the Judicial District in which all or any part of the Mortgaged Premises are located for the appointment of a receiver pursuant to Minnesota Statute Section 559.17. The Mortgagee shall be entitled to the appointment of a receiver upon a showing that an Event of Default has occurred under the terms of the Mortgage and without regard to waste, adequacy of security or the solvency of the Mortgagor. If the Court appoints a receiver, the receiver shall have the right to manage, operate and lease (for terms of any duration) the Mortgaged Premises and shall collect the rents and profits from the Mortgaged Premises from the date of the appointment to the date of a Court Order discharging the receiver. The receiver shall apply the rents and profits collected:

                  (1)      To pay the expenses listed in clauses (1), (2) and
                           (3) of Minn. Stat. ? 576.01, Subd. 2 in the priority numbered;

                  (2) To pay all expenses for normal maintenance of the Mortgaged Premises in the manner provided in Section 576.01, subd. 2;

                  (3) To pay Mortgagee for any amounts which Mortgagor owes to Mortgagee pursuant to Section 7(i) or 9(a) of this Mortgage the Loan Agreement;

                  (4) To pay the holder of any prior mortgage for installments of principal and interest as they become due;

                  (5) To pay the holder or any other prior liens or encumbrance as payments on such liens or encumbrances become due;

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                  (6)      If application of the rents and profits is made
                           before the occurrence of a Sheriff's sale foreclosing this Mortgage, to pay Mortgagee for amounts due under the Debt;

                  (7) If application of the rents and profits is made after the occurrence of a Sheriff's sale foreclosing this Mortgage and Mortgagee is not entitled to obtain a deficiency judgment under Minnesota Statutes, Section 582.30, to the holder of the Sheriff's Certificate of Sale as a credit against the amount required to be paid to effect a redemption of the Mortgaged Premises from foreclosure of this Mortgage;

                                            OR

                           If application of rents and profits is made after the occurrence of a Sheriff's sale foreclosing this Mortgage and the Mortgagee is entitled to obtain a deficiency judgment pursuant to Minnesota Statutes,
                           Section 582.30, first, to the Mortgagee for the payment of any deficiency for which the Mortgagee is entitled to seek a judgment (whether or not Mortgagee has obtained a judgment) and second, to the holder of the Sheriff's Certificate of Sale; as a credit against the amount required to be paid to effect a redemption of the Mortgaged Premises from the foreclosure of this Mortgage;

                  (8) If the application of rents and profits pursuant to Section (6)(a)(i)(A)(6) and (6)(a)(i)(A)(7) above is sufficient to pay all amounts due under the Note or is sufficient to pay all amounts necessary to redeem the Mortgaged Premises from the foreclosure of this Mortgage and the Mortgagor or another party with a right to redeem actually redeems the Mortgaged Premises from the foreclosure of this Mortgage and obtains a Certificate of Redemption, to the Mortgagor or, if applicable, to the holder of a subordinate assignment of rents and profits.

         (B) File in the Office of the County Recorder, or in the case of registered property, in the Office of the County Registrar of Titles, a notice of the occurrence of an Event of Default in the terms and conditions of this Mortgage and serve the notice of the occurrence of an Event of Default upon the occupiers of the Mortgage Premises, and from and after the date of filing and service through the date Mortgagee files and serves a notice that Mortgagor has cured all Events of Default, collect all rents and profits from the occupiers of the Mortgage Premises, without regard to waste, adequacy of security or solvency of the Mortgagor, and apply the rents and profits collected in the manner provided for the application of amounts which a receiver collects pursuant to Section 6(a)(i)A above.

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                  Mortgagee's exercise of its rights under this paragraph
                  6(a)(i)(B) shall not cause Mortgagee to be deemed a mortgagee in possession of the Mortgage Premises.

Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Debt in such priority and proportions as Mortgagee, in its sole discretion, shall deem proper. Mortgagee is obligated to account only for such Rents as are actually collected or received by Mortgagee. Neither the exercise by Mortgagee of any rights under this Paragraph nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default hereunder. The assignment of Rents hereinabove granted shall continue in full force and effect during any period of foreclosure and/or redemption with respect to the Mortgaged Property. Mortgagor has executed the Assignment covering all of the right, title and interest of Mortgagor, as landlord, in and to any Leases relating to all or portions of the Mortgaged Property. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

                  (b) Mortgagor shall duly and punctually comply with its obligations under Section 5.1(t) of the Loan Agreement which sets forth certain covenants of Mortgagor with regard to leasing of the Mortgaged Property.

                  (c) INTENTIONALLY DELETED

                  (d) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgagee. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or mortgagee thereunder (or at Mortgagee?s option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor?s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee?s request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

         7. PROPERTY MANAGEMENT AGREEMENT; LICENSES. Mortgagor hereby represents and warrants to Mortgagee as follows:

                  (a) The Property Management Agreement dated of even date (the "PROPERTY MANAGEMENT AGREEMENT"), between Mortgagor and Glimcher Properties Limited Partnership,

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as manager, pursuant to which such manager operates the Mortgaged Property as a shopping center, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

                  (b) Neither the execution and delivery of the Loan Documents, the Mortgagor's performance thereunder, the recordation of this Mortgage, nor the exercise of any remedies by Mortgagee, will adversely affect Mortgagor's rights under the Property Management Agreement.

                  (c) The Property Management Agreement complies with the requirements set forth in Section 5.1(v) of the Loan Agreement.

                  (d) All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property as a retail shopping center, have been obtained and are in full force and effect.

         8. MAINTENANCE OF MORTGAGED PROPERTY. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Improvements and Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, including, without limitation, building and zoning ordinances and codes. Subject to Section 3(b) and 5(a) hereof, Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property that is destroyed by any Casualty, or becomes damaged, worn or dilapidated, or that is affected by any Condemnation and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Mortgagor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not (i) change the use of the Mortgaged Property, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof, or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank without Mortgagee's prior written consent.

         9.       TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY.

                  (a) Mortgagor acknowledges that Mortgagee, in agreeing to make the Loan, has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property, and that Mortgagee will continue to rely on Mortgagor's ownership and operation of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover all or a portion of the Debt by a sale of the Mortgaged Property. Accordingly, except as permitted in the Loan Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property, or any part thereof or permit the Mortgaged Property, or any part thereof, to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

                  (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property within the meaning of this Paragraph 9 shall be deemed to include: (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof or any interest therein for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (iii) if Mortgagor or any general partner or managing member of Mortgagor is a corporation, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions; (iv) if Mortgagor or any general partner or managing member of Mortgagor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a partner, joint venturer or member or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the partnership interest of any partner or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the interest of any joint venturer or member; (v) if Mortgagor is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of an interest of any person having a direct legal or beneficial ownership in Mortgagor, including any legal or beneficial interest in any constituent partner or member of Mortgagor; (vi) any instrument subjecting the Mortgaged Property to a condominium regime or transferring ownership to a cooperative corporation; and (vii) the dissolution or termination of Mortgagor or any general partner or managing member of Mortgagor or the merger or consolidation of Mortgagor or any general partner or managing member of Mortgagor with any other person.

                  (c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

                  (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of the same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this Paragraph shall be null and void and of no force and effect.

         10. CHANGES IN LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then, in any such event, Mortgagee shall have the option, by written notice to Mortgagor of not less than ninety (90) days, to declare the Debt immediately due and payable.

         11. NO CREDITS ON ACCOUNT OF THE DEBT. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

         12. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any intangible tax or any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

         13. CONTROLLING AGREEMENT. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Paragraph 13 (with the similar provision contained in the Note) shall control every other covenant and agreement in this

Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents or contracted for, charged, taken, reserved or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note or any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt and the provisions of the Note, this Mortgage and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

         14. PERFORMANCE OF OTHER AGREEMENTS. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

         15. FURTHER ACTS, ETC. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby granted, bargained, sold, conveyed, assigned, transferred and mortgaged or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale and transfer of the Loan and the Loan Documents as described in Section 9.1 of the Loan Agreement. Mortgagor, on demand, will execute and deliver, and Mortgagor hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this Paragraph.

         16. RECORDING OF MORTGAGE, ETC. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment, of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

         17. REPORTING REQUIREMENTS. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or any general partner or managing member of Mortgagor.

         18. EVENTS OF DEFAULT. The Debt shall become immediately due and payable at the option of Mortgagee upon the happening of any one or more of the following events of default (each, an "EVENT OF DEFAULT"):

                  (a)      any portion of the Debt is not paid when due;

                  (b) except as expressly permitted by the terms of the Loan Agreement, any of the Taxes or Other Charges are not paid before delinquency and payable;

                  (c) the Policies (as defined in the Loan Agreement) are not kept in full force and effect, or certified copies of the Policies are not delivered to Mortgagee within ten (10) days of request;

                  (d) except as expressly permitted in this Mortgage, Mortgagor transfers or encumbers any portion of the Mortgaged Property or any interest therein without Mortgagee's prior written consent;

                  (e) any representation or warranty made by Mortgagor herein or in any other Loan Document or in any certificate, report, financial statement or other instrument, agreement or document furnished to Mortgagee shall have been false or misleading in any material respect when made; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Mortgagee;

                  (f) Mortgagor shall make an assignment for the benefit of creditors;

                  (g) a receiver, liquidator or trustee shall be appointed for Mortgagor or Mortgagor shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by Mortgagor, or any proceeding for the dissolution or liquidation of Mortgagor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor, then the same shall be an Event of Default hereunder only if the same is not discharged, stayed or dismissed within sixty
(60) days after the date of such appointment or adjudication, the date such petition is first filed or the date such proceeding is instituted, as the case may be;

                  (h) Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property, whether it be superior or junior in lien to this Mortgage;

                  (i) the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien except a lien for local real estate taxes and assessments not then due and payable, (subject to Section 5.1(b) of the Loan Agreement in the case of real estate taxes and assessments), unless a corporate surety bond in form and with sureties satisfactory to Mortgagee, cash or other security satisfactory to Mortgagee is posted therefor within sixty (60) days after the filing of such lien, but in any event prior to the commencement of any action to foreclose such lien, and such lien is removed (or bonded off) from the Mortgaged Property within such sixty (60) days;

                  (j) Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property within thirty (30) days after Mortgagor first receives notice of any such violations; provided, however, that if such violation is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Mortgagor shall have commenced to cure such violation within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same and provided further that any governmental authority having jurisdiction over the subject matter of such violation consents to a longer cure period, such 30-day period shall be extended for such time as is reasonably necessary for Mortgagor in the exercise of due diligence to cure such violation, such additional period not to exceed ninety (90) days;

                  (k) except as expressly permitted in this Mortgage or the Loan Agreement, the actual or threatened material alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Mortgagee;

                  (l) without Mortgagee's prior consent, (i) the property manager for the Mortgaged Property under the Property Management Agreement (or any successor property management agreement) resigns or is removed, or (ii) the ownership, management or control of such property manager is transferred to another person or entity, or (iii) there is any material change in the Property Management Agreement (or any successor property management agreement);

                  (m) a default has occurred and continues beyond any applicable cure period under the Property Management Agreement (or any successor property management agreement) if such default permits the property manager to terminate or cancel the Property Management Agreement (or any successor property management agreement);

                  (n) Mortgagor ceases to do business as a retail shopping center on the Mortgaged Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Mortgaged Property);

                  (o) Mortgagor fails to cure a default under any other term, covenant or provision of this Mortgage not specified in clauses (a) through (n) above, within ten (10) days after Mortgagor first receives notice of such default in the case of any default which can be cured by the payment of a sum of money or within thirty (30) days after Mortgagor first receives notice of such default in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Mortgagor shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Mortgagor in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days; or

                  (p) Mortgagor shall be in default under any term, covenant or provision of the Note, the Loan Agreement, the Assignment or any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Mortgagor or the Mortgaged Property, or any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Mortgagee to accelerate the maturity of all or any portion of the Debt.

         19. LATE PAYMENT CHARGE. If any portion of the Debt is not paid on the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of three percent (3%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law, in order to defray a portion of the expenses incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagee for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage.

         20. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Mortgagor fails to make any payment or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default Rate for the period from the date such cost or expense was incurred by Mortgagee to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

         21.      REMEDIES.

                  (a) Subject to Section 9.4 of the Loan Agreement and the requirements of applicable law, upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property or any part thereof, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                           (i) declare the entire Debt to be immediately due and payable;

                           (ii) INTENTIONALLY DELETED;

                           (iii) INTENTIONALLY DELETED;

                           (iv) INTENTIONALLY DELETED;

                           (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any of the other Loan Documents;

                           (vi) INTENTIONALLY DELETED;

                           (vii) INTENTIONALLY DELETED;

                           (viii) enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat, (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property, (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents, and (E) apply the receipts from the Mortgaged Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements, any brokers' fees, any Gains Tax (as hereinafter defined) and any transfer taxes) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and Other Charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, brokers, agents and employees;

                           (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

                           (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including, without limitation, the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Mortgagor relating to the Mortgaged Property.

                           (xi) foreclose the lien of this Mortgage by advertisement pursuant to the procedures set forth in Minnesota Statutes Chapters 580 and 582. Mortgagor hereby grants Mortgagee the statutory power of sale, as described in Minnesota Statutes Section 507.15, subd. 5 to foreclose the lien of this mortgage by advertisement and to the extent allowed by law, commence a District Court action to obtain a judgment for any deficiency.

                           (xii) foreclose the lien of this Mortgage by action pursuant to Minnesota Statutes, Chapters 581 and 582 and obtain a judgment for any deficiency to the full extent permitted under Minnesota Statutes, Section 582.30.

                           (xiii) enforce the assignment of rents and profits set forth in Section 6 of Mortgage.

MORTGAGOR HEREBY: EXPRESSLY CONSENTS TO THE FORECLOSURE AND SALE OF THE MORTGAGED PREMISES BY ACTION PURSUANT TO MINNESOTA STATUTES CHAPTER 581 OR, AT THE OPTION OF MORTGAGEE, BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES CHAPTER 580, WHICH PROVIDES FOR SALE AFTER SERVICE OF NOTICE THEREOF UPON THE OCCUPANT OF THE MORTGAGED PREMISES AND PUBLICATION OF SAID NOTICE FOR SIX WEEKS IN THE COUNTY IN MINNESOTA WHERE THE MORTGAGED PREMISES IS SITUATED; ACKNOWLEDGES THAT SERVICE NEED NOT BE MADE UPON MORTGAGOR PERSONALLY (UNLESS MORTGAGOR IS AN OCCUPANT) AND THAT NO HEARING OF ANY TYPE IS REQUIRED IN CONNECTION WITH THE SALE; AND EXCEPT AS MAY BE PROVIDED IN SAID STATUTES, EXPRESSLY WAIVES ANY AND ALL RIGHT TO PRIOR NOTICE OF SALE OF THE MORTGAGED PREMISES AND ANY AND ALL RIGHTS TO A PRIOR HEARING OF ANY TYPE IN CONNECTION WITH THE SALE OF THE MORTGAGED PREMISES.

                  (b) The proceeds of any sale made under or by virtue of this Paragraph 21, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Paragraph 21 or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

                  (c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (d) Any sale made by Mortgagee under or by virtue of this Mortgage may be subject to such existing tenancies as Mortgagee, in its sole discretion, may elect.

                  (e) Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph 21, whether made under the power of sale granted under this Mortgage or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

                  (f) Upon any sale made under or by virtue of this Paragraph 21, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

                  (g) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

                  (h) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 21 at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

                  (i) Mortgagee may resort to any remedies and the security given by the Note, this Mortgage or any of the other Loan Documents in whole or in part, and in such portions and in such order as determined in Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or any of the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or any of the other Loan Documents unless otherwise explicitly agreed by Mortgagee in writing. No acceptance by Mortgagee of any payment after the occurrence of an Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt.

No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising its rights and remedies under this Paragraph 21 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period from the date paid or incurred by Mortgagee until repaid by Mortgagor, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

                  (j) The interests and rights of Mortgagee under the Note, this Mortgage or any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

         22. RIGHT OF ENTRY. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at any reasonable time upon reasonable notice under the circumstances until the Debt is paid in full. The cost of such inspections shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

         23. SECURITY AGREEMENT.

                  (a) This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being referred to in this Paragraph 23 as the "COLLATERAL"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time reasonably consider necessary to create, perfect and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise, immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

                  (b) Upon an Event of Default, Mortgagee shall have the right, at Mortgagee's opinion:

                           (i) To proceed as to both the real and personal property covered by this Mortgage in accordance with Mortgagee's rights and remedies in respect of said real property, in which event (A) the provisions of the Uniform Commercial Code otherwise applicable to sale of the Collateral shall not apply, and (B) the sale of the Collateral in conjunction with and as one parcel with said real property (or any portion thereof) shall be deemed to be a commercially reasonable manner of sale; or

                           (ii) To proceed as to the Collateral separately from the Premises and the Improvements, in which event the requirement of reasonable notice shall be met by mailing notice of the sale, postage prepaid, to Mortgagor or any other person entitled thereto at least ten
         (10) days before the time of the sale or other disposition of any of the Collateral.

         23A. FIXTURE FILING. The filing of this Mortgage shall constitute a filing of a financing statement in the office wherein it is filed and a carbon, photographic or other reproduction of this document may also be filed as a financing statement.

         Name and Address           Glimcher Northtown Venture, LLC
                  of Debtor:        c/o Glimcher Properties Limited Partnership
                                    20 South Third Street
                                    Columbus, OH 43215

         Name and Address of Nomura Asset Capital Corporation
                  Secured Party:    Two World Financial Center, Building B
                                    New York, NY  10281

         Description of the types
         (or items of property)
         covered by this
         financing statement:       All building materials, equipment,
                                    fixtures, furniture and furnishings,
                                    (including, but not limited to all engines, boilers, elevators, machinery, heating apparatus, electrical equipment, air conditioning equipment, water and gas fixtures, plumbing, communication devices, stoves, refrigerators, carpeting, shades, awnings, screens, storm sashes, and blinds) now or hereafter located or intended to be located on the Mortgaged Property of whatsoever type or nature whether now owned or hereafter acquired by Mortgagor, including all replacements, repairs and substitutions thereto and proceeds thereof.

         Description of real
         estate to which all or
         part of the collateral
         is attached or upon
         which it is located:       See Exhibit "A" attached hereto

         24. ACTIONS AND PROCEEDINGS. After and Event of Default, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

         25. WAIVER OF SETOFF AND COUNTERCLAIM. All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim (except for compulsory counterclaims) or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim (except for compulsory counterclaims) or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

         26. RECOVERY OF SUMS REQUIRED TO BE PAID. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

         27. MARSHALLING AND OTHER MATTERS.

                  (a) Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law. To the extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Further, Mortgagor hereby knowingly, intentionally and voluntarily waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt secured hereby to the fullest extent permitted by law.

                  (b) Mortgagor acknowledges and agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any other security for any portion of the Debt, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any portion of the Debt or any collateral security therefor. The lien of this Mortgage shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor, and Mortgagee may foreclose, or exercise any other remedy available to Mortgagee, without first exercising or enforcing any of its other remedies under this Mortgage and any exercise of the rights and remedies of Mortgagee hereunder shall not in any manner impair the Debt or any of Mortgagee?s rights and remedies hereunder.

         28. HAZARDOUS SUBSTANCES. Mortgagor hereby represents and warrants to Mortgagee that except as set forth in the environmental report delivered to Mortgagee on the Closing Date in connection with the closing of the Loan: (a) except where the failure to comply is not reasonably likely to cause a Material Adverse Change the Mortgaged Property is in full compliance with all local, state, federal and other governmental authority statutes, ordinances, codes, orders, decrees, laws, rules and regulations pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes and all regulations, orders and guidelines adopted in respect of the foregoing laws, whether presently in force or coming into being and/or effectiveness hereafter (collectively, "ENVIRONMENTAL LAWS");
(b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including, without limitation, asbestos or any substance or material containing asbestos, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety or welfare of humans (collectively, "HAZARDOUS SUBSTANCES"); (c) to the best knowledge of Mortgagor no Hazardous Substances are or have been (including, the period prior to Mortgagor's acquisition of the Mortgaged Property) released, discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; (d) to the best knowledge of Mortgagor no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Mortgaged Property; and
(e) to the best knowledge of Mortgagor no underground storage tanks exist on the Mortgaged Property. So long as Mortgagor owns or is in possession of the Mortgaged Property, Mortgagor: (i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances; (ii) shall keep or cause the Mortgaged Property to be kept in compliance with all Environmental Laws; (iii) shall promptly notify Mortgagee in writing if Mortgagor shall become aware of any Hazardous Substances on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which could pose a threat to the health, safety or welfare of humans; and (iv) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagee in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Mortgagee), promptly after Mortgagor becomes aware of the same, at Mortgagor's sole expense. The obligations and liabilities of Mortgagor under this Paragraph 28 shall survive any termination, satisfaction or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

         29. ENVIRONMENTAL MONITORING; REMEDIAL WORK. Mortgagor shall give prompt written notice to Mortgagee of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property; (b) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (c) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or clean-up pursuant to any Environmental Law. Mortgagor shall permit Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Mortgagor shall pay all attorneys' fees and disbursements incurred by Mortgagee in connection therewith. Upon Mortgagee's request, at any time and from time to time while this Mortgage is in effect, Mortgagor shall provide, at Mortgagor's sole expense, an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist, a licensed environmental engineer or other qualified consultant approved by Mortgagee indicating the presence or absence of Hazardous Substances and/or the violation or threatened violation of any Environmental Laws at, on, in, under or near the Mortgaged Property; provided, however, that Mortgagee may not require Mortgagor to provide such inspection or audit unless:
(i) Mortgagee is required by law to obtain such inspection or audit, (ii) such inspection or audit is requested by Mortgagee in conjunction with a foreclosure or other enforcement proceeding under the Loan Documents, or (iii) Mortgagee has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of the Mortgaged Property. If Mortgagor fails to provide any such inspection or audit within sixty (60) days after such request, Mortgagee may order same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be added to the Debt and shall bear interest thereafter until paid at the Default Rate. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, Mortgagor shall cause such operations and maintenance plan to be prepared and implemented at Mortgagor's expense upon request of

Mortgagee. In the event that any investigation, testing, assessment, audit, site monitoring, containment, clean-up, removal, restoration or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law or otherwise required under this Mortgage in connection with any Hazardous Substance (the "REMEDIAL WORK"), Mortgagor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Mortgagee for performance thereof (or such shorter period of time as may be required under applicable law). All Remedial Work shall be performed by contractors approved in advance by Mortgagee and under the supervision of a consulting engineer approved by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor, including, without limitation, Mortgagee's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be added to the Debt and shall bear interest thereafter until paid at the Default Rate.

         30. HANDICAPPED ACCESS.

                  (a) Mortgagor agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations and orders issued pursuant thereto, including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "ACCESS LAWS").

                  (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Mortgagee.

                  (c) Mortgagor agrees to give prompt written notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         31. INDEMNIFICATION. In addition to any other indemnifications provided herein or in the other Loan Documents, Mortgagor shall protect, defend, indemnify and hold harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Mortgagee (other than as a direct result of Mortgagee's fraud or wilful misconduct)by reason of: (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substance at, on, in, under, from or affecting the Mortgaged Property, any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance, and any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (g) any violation of Environmental Laws which is based upon or in any way related to any Hazardous Substance at, on, in, under, from or affecting the Mortgaged Property, including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs and litigation expenses; (h) any failure of the Mortgaged Property to comply with any Access Laws; (i) any representation or warranty made in the Note, this Mortgage or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (j) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof or any liability asserted against Mortgagee with respect thereto; and (k) the claims of any tenant of any portion of the Mortgaged Property or any person acting through or under any tenant or otherwise arising under or as a consequence of any Lease. The indemnifications set forth in the preceding clauses (f) and (g) shall include, without limitation, the costs of removal of the Hazardous Substances before or after foreclosure or other taking of title to the Mortgaged Property by Mortgagee, additional costs required to take necessary precautions to protect against the release of Hazardous Substances into the air, any body of water or any other public domain or onto or under any other property, costs incurred to comply with all applicable Environmental Laws, and any diminution in the value of the security afforded by the Mortgaged Property or any future reduction in the sale price of the Mortgaged Property by reason of any matter set forth above in said clauses (f) or (g) of this Paragraph 31 to the extent that such diminution in value or such future reduction in sale price results in Mortgagee receiving less than the full amount of all principal, interest and other sums payable by Mortgagor under the Loan, but shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Mortgaged Property after foreclosure or other taking of title to the Mortgaged Property by Mortgagee. Any amounts payable to Mortgagee by reason of the application of this Paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of

Mortgagor under this Paragraph 31 shall survive any termination, satisfaction or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure but only to the extent based on facts existing at the time Grantor owned the Mortgaged Property.

         32. NOTICES. Any notice, demand, statement, request or consent made hereunder shall be sent and shall be effective in the manner set forth in the Loan Agreement.

         33. AUTHORITY. Mortgagor (and the undersigned representative of Mortgagor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage and to grant, bargain, sell, convey, assign, transfer and mortgage the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

         34. WAIVER OF NOTICE. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which the Loan Documents specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice. To the extent permitted by applicable law, Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

         35. REMEDIES OF MORTGAGOR. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

         36. SOLE DISCRETION OF MORTGAGEE. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         37. NON-WAIVER. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of: (a) the failure of Mortgagee to comply with any request of Mortgagor or to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note, the Loan Agreement or any of the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Loan Agreement, this Mortgage or any of the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         38. NO ORAL CHANGE. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         39. LIABILITY. If more than one person signs this Mortgage as Mortgagee, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.

         40. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

         41. HEADINGS, ETC. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         42. DUPLICATE ORIGINALS. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

         43. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and (a) the word "MORTGAGOR" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," (b) the word "MORTGAGEE" shall mean "Mortgagee and any subsequent holder of this Mortgage," (c) the word "NOTE" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," (d) the word "PERSON" shall include an individual, corporation, partnership, trust, limited liability company, unincorporated association, government, governmental authority and any other entity, (e) the words "MORTGAGED PROPERTY" shall include any portion of the Mortgaged Property and any interest therein, and (f) the words "ATTORNEYS' FEES" shall include any and all attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels, incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and the Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         44. ASSIGNMENTS. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

         45. WAIVER OF JURY TRIAL. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

         46. MISCELLANEOUS.

                  (a) Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee's consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Mortgagor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee a venturer or partner with Mortgagor nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Mortgagor shall reimburse Mortgagee for all out of pocket costs (except after an Event of Default, Mortgagor shall reimburse Mortgagee for all costs and expenses) reasonably incurred in connection with the employment of such persons, firms or corporations.

                  (b) Mortgagor covenants and agrees that during the term of this Mortgage, unless Mortgagee shall have previously consented in writing: (i) Mortgagor will take no action that would cause it to become an "employee benefit plan" as defined in Section 3(3) of ERISA (as defined in the Loan Agreement) or cause the assets of Mortgagor to constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101; and (ii) Mortgagor will take no action that would cause it to be a "governmental plan" within the meaning of Section 3(32) of ERISA and shall not engage in any transaction which would subject Mortgagor to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans. Mortgagor will not sell, assign or transfer the Mortgaged Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Mortgagee its written assumption of the obligations of the foregoing covenants. Mortgagor further covenants and agrees to protect, defend, indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including, without limitation, all attorneys' fees and the cost of correcting any prohibited transaction or obtaining an appropriate exemption) that Mortgagee may incur as a result of Mortgagor's breach of the foregoing covenants. These covenants and indemnity shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof provided such indemnity relates to facts in existence prior to the extinguishment of the lien of this Mortgage. In addition, the foregoing indemnity shall be a recourse obligation of Mortgagor but not against its members and shall supersede any limitations on Mortgagor's liability under any of the Loan Documents.

                  (c) The Loan Documents contain the entire agreement between Mortgagor and Mortgagee relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

                  (d) Time is of the essence with respect to all provisions of this Mortgage.

                  (e) Mortgagor represents and warrants to Mortgagee that there has not been committed by Mortgagor or to Mortgagor's knowledge any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under the Note or under any of the other Loan Documents. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Mortgagor hereby indemnifies Mortgagee and agrees to defend and hold Mortgagee harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this Paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor or against all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor's obligations under the Loan Documents is a potential result, shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

                  (f) The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

                  (g) An Event of Default hereunder shall be a default under each of the other Loan Documents.

                  (h) In the event the Mortgaged Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state where the Mortgaged Property is located), bear interest at the Default Rate.

                  (i) This document may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

                  (j) In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the general partners, members or principals in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire secured Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

         47. INTENTIONALLY DELETED

         48. MATURITY DATE. The maturity date of the Debt secured hereby is the State Maturity Date.

         49. FUTURE ADVANCES. This Mortgage secures such future or additional advances as may be made by Mortgagee or the holder hereof, at its exclusive option, to Mortgagor or its successors or assigns in title for any purpose. All such future advances shall be secured to the same extent as if made on the date of the execution of this Mortgage and this Mortgage shall secure the payment of the Note and any additional advances made from time to time pursuant hereto, all of said Debt being equally secured hereby and having the same priority as any amounts advanced as of the date of this Mortgage. It is agreed that any additional sum or sums advanced by Mortgagee shall be equally secured with and have the same priority as the original Debt and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage. It is further agreed that any additional promissory note or guaranty or promissory notes or guaranties executed and delivered pursuant to this Paragraph shall automatically be deemed to be included in the term "NOTE" wherever it appears in the context of this Mortgage.

         50. AFTER-ACQUIRED PROPERTY. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and/or the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without any further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Mortgagee shall require for accomplishing the purposes of this Mortgage.

         51. CERTAIN RETAIL COVENANTS. Mortgagor further covenants and agrees with Mortgagee as follows:

                  (a)      Mortgagor shall:

                           (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Property Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                           (ii) promptly notify Mortgagee in writing of any default under the Property Management Agreement of which it is aware;

                           (iii) promptly deliver to Mortgagee a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate prepared by Grantor or Manager under the Property Management Agreement; and

                           (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the property manager under the Property Management Agreement.

                  (b) Mortgagor shall not, without Mortgagee's prior written consent:

                           (i) surrender, terminate or cancel the Property Management Agreement or otherwise replace the property manager under the Property Management Agreement or enter into any other management agreements with respect to the Mortgaged Property, provided, however, that Mortgagor may terminate or cancel the Property Management Agreement in accordance with the terms thereof so long as, prior to such termination or cancellation, Mortgagor has selected a replacement property manager and such replacement property manager has been approved by Mortgagee;

                           (ii) reduce or consent to the reduction of the term of the Property Management Agreement;

                           (iii) increase or consent to the increase of the amount of any charges under the Property Management Agreement; or

                           (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Management Agreement in any material respect which adversely effects Mortgagor's rights thereunder or Mortgagee's interest in the Mortgaged Property.

                  (c) Mortgagor shall not, without Mortgagee's prior written consent, enter into transactions with any affiliate, including, without limitation, any arrangement providing for the managing of the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Mortgagor if the monetary or business consideration arising therefrom would be substantially as advantageous to Mortgagor as the monetary or business consideration that Mortgagor would obtain in a comparable transaction with a person not an affiliate of Mortgagor.

                  (d) Mortgagor will enter into and cause the property manager to enter into an assignment and subordination of the Property Management Agreement in form satisfactory to Mortgagee, assigning to Mortgagee all of Mortgagor's rights and interest under the Property Management Agreement and subordinating the property manager's interest in the Mortgaged Property and all fees and other rights of the property manager pursuant to the Property Management Agreement to this Mortgage and the other Loan Documents and the rights of Mortgagee hereunder and thereunder. If a monetary default or an Event of Default shall occur, Mortgagor, at Mortgagee?s request made at any time while such monetary default or such Event of Default is continuing, shall terminate the Property Management Agreement and replace the property manager with a property manager approved by Mortgagee on terms and conditions satisfactory to Mortgagee.

         52. LOCAL LAW.  INTENTIONALLY DELETED

         53. CHOICE OF LAW. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT THAT THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) SHALL GOVERN THE RESOLUTION OF ISSUES ARISING UNDER THE LOAN AGREEMENT AND NOTE TO THE EXTENT THAT SUCH RESOLUTION IS NECESSARY TO THE INTERPRETATION OF THIS MORTGAGE.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, Assignment of Leases and Rents and Security Agreement as of the day and year first above written.



                                   GLIMCHER NORTHTOWN VENTURE, LLC, a
                                   Delaware limited liability company

                                   By:  GLIMCHER BLAINE, INC., a Delaware
                                        corporation,  its managing member


                                   By:  /s/ George A. Schmidt
                                        --------------------------------------
                                        Name: George A. Schmidt
                                        Title: Senior Vice President

                                        [CORPORATE SEAL]


STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

                  I certify that I know or have satisfactory evidence that George A. Schmidt is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Senior Vice President of Glimcher Blaine, Inc., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.


                                        Dated: May 29, 1998
                                               ------------

                                        /s/ Judith Tompkins
                                        -------------------------------------
                                        Notary Public
                                        Print Name  Judith Tompkins
                                                    -------------------------
                                        My commission expires  Dec. 26, 1999
                                                               --------------

                                    EXHIBIT A
                                    ---------


                                LEGAL DESCRIPTION
                                -----------------



That part of Lots 2,3,4,5,6 and 7 of Block 2, MUIR?S NORTHTOWN ADDITION according to the plat on file and of record in the office of the County Recorder, Anoka County, Minnesota and that part of vacated University Avenue Northeast described as follows:

Beginning at the most Northerly corner of said Lot 2; thence South 60E 39' 03" East assumed bearing along the Northeasterly line of said Lot 2 and its Southeasterly extension a distance of 592.06 feet; thence South 57E 29' 46" East a distance of 1009.34 feet to the East line of said Lot 4; thence South 00E 28' 56" East along said East line a distance of 420.93 feet; thence South 89E 38' 14" West a distance of 535.00 feet; thence Southerly along a tangential curve concave to the Southeast having a radius of 200.00 feet, a central angle of 90E 00' 00" and an arc length of 314.16 feet; thence tangent to said curve South 00E 21' 46" East a distance of 58.00 feet; thence Southerly along a tangential curve concave to the West having a radius of 150.00 feet, a central angle of 35E 16' 49" and an arc length of 92.36 feet; thence nontangential to said curve South 55E 05' 02" East a distance of 56.32 feet; thence Southerly along a nontangential curve concave to the East having a radius of 230.00 feet a central angle of 35E 16' 49", an arc length of 141.62 feet, a chord bearing of South 17E 16' 38" West and a chord distance of 139.40 feet; thence tangent to said curve South 00E 21' 46" East a distance of 60.00 feet to the South line of said Lot 4; thence South 89E 38' 14" West along said South line a distance of 849.34 feet; thence Northwesterly along a tangential curve concave to the Northeast having a radius of 210.83 feet, a central angle of 77E 28' 16" and an arc length of
285.07 feet; thence tangent to said curve North 12E 53' 30" West a distance of
165.85 feet; thence 32E 59' 20" West a distance of 108.06 feet; thence North 68E 45' 03" West a distance of 72.38 feet; thence North 19E 29' 46" West a distance of 303.39 feet; thence South 00E 21' 46" East a distance of 228.82 feet to the centerline of vacated University Avenue Northeast; thence North 19E 29' 46" West along said centerline a distance of 380.35 feet; thence Northwesterly along a tangential curve concave to the Southwest having a radius of 545.67 feet, a central angle of 40E 00' 00" and an arc length of 380.95 feet; thence Northwesterly along a reverse curve concave to the Northeast having a radius of
545.67 feet, a Central angle of 13E 01' 26" and an arc length of 124.04 feet; thence South 43E 31' 40" West a distance of 75.00 feet; thence North 34E 31' 26" West a distance of 148.02 feet; thence North 07E 29' 02" East a distance of
209.36 feet; thence Northerly along a nontangential curve concave to the East having a radius of 470.67 feet a central angle of 30E 05' 34", an arc length of
247.20 feet, a chord bearing of North 13E 04' 08" East and a chord distance of
244.37 feet; thence South 57E 29' 46" East a distance of 310.20 feet; thence South 32E 30' 14" West a distance of 168.00 feet; thence Southeasterly along a tangential curve concave to the Northeast having a radius of 190.00 feet, a central angle of 90E 00' 00" and an arc length of 298.45 feet; thence South 57E 29' 46" East tangent to said curve a distance of 456.16; thence Southeasterly along a tangential curve concave to the Southwest having a radius of 190.00 feet, a central angle of 38E 00' 00" and an arc length of 126.01 feet; thence South 19E 29' 46" East tangent to said curve a distance of 84.67 feet; thence North 32E 30' 14" East a distance of 257.40 feet; thence North 57E 29' 46" West a distance of 150.00 feet; thence North 32E 30' 14" East a distance of 460.00 feet; thence South 57E 29' 46" East a distance of 85.00 feet; thence North 32E 30' 14" East a distance of 230.00 feet; thence North 57E 29' 46" West a distance of 55.50 feet; thence North 32E 30' 14" East a distance of 147.42 feet to the point of beginning and there terminating.

                                       2